INDEPENDENT AUDITORS' CONSENT




The Board of Trustees
Clearwater Investment Trust:

We consent to the use of our report incorporated by reference herein and to the references to our Firm under the headings FINANCIAL HIGHLIGHTS in Part A and Independent Accountants in Part B of the Registration Statement.








Minneapolis, Minnesota
April 28, 2004